AMENDMENT NO. 7 TO
                 THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


         AMENDMENT NO. 7 dated as of January 1, 2000 to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997 (as heretofore amended, the "Stockholders Agreement") among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, Newcourt Commercial Finance Corporation (as successor to AT&T Credit Corporation), General Electric Capital Corporation, First Union National Bank (as successor to CoreStates Bank, N.A.) and CoreStates Holdings, Inc.

                               W I T N E S S E T H

         WHEREAS, the parties hereto desire to make certain amendment to the Stockholders Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and
valuable   consideration  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, the parties hereto hereby agree as follows:

                  1.  DEFINED  TERMS.   Unless  otherwise  defined  herein,  all
capitalized terms defined in the Stockholders Agreement and used herein are so used as so defined.

                  2.  AMENDMENTS TO SECTION 4.3.1 OF THE STOCKHOLDERS AGREEMENT.
Section 4.3 of the Stockholders Agreement is amended to read as follows:

                  4.3.    ELECTION OF DIRECTORS.

                           4.3.1 NUMBER AND COMPOSITION. Subject to Section 4.3.2, each Stockholder agrees that the number of directors shall be eight (8) and each Stockholder shall vote its or his Shares at any Stockholders Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors shall be eight
         (8), as provided for below. Each Stockholder shall vote its or his Shares at any Stockholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and to take all other actions necessary to ensure, including, without limitation, using its or his best efforts to cause the Board of Directors to take such actions to ensure: (i) the election to the Board of Directors of (w) three individuals designated by Nassau to serve initially as Nassau Directors, (x) subject to paragraph (b) of Section 4.4, three individuals (one of whom shall be

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         the President and chief  executive  officer of the Company from time to time, elected pursuant to Article IV of the By-Laws) designated by Kamine to serve initially as Kamine Directors, (y) one independent director who shall be mutually acceptable to Nassau, Kamine and either AT&T or the Majority Series C Holders, provided that it is agreed that Gary E. Lasher shall be an independent director beginning November 1, 1997, and (z) one additional director who shall mutually acceptable to Nassau, Kamine and either AT&T or the Majority Series C Holders, provided that it is agreed that Roscoe C. Young II shall be mutually acceptable to each of the foregoing; (ii) the election to each committee of the Board of Directors of an equal number of Nassau
         Directors  and  Kamine   Directors;   and  (iii)  the  election  of  an
         independent director to the compensation committee of the Board of Directors.

                  3. Except as expressly amended hereby, all of the provisions of the Stockholders Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

                  4. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

                  5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Agreement as of the date first above written.


                           KMC TELECOM HOLDINGS, INC.


                           By:  /s/
                              -----------------------------
                              Name: Harold N. Kamine
                              Title:Chairman of the Board

                           NASSAU CAPITAL PARTNERS L.P.

                           By:      Nassau Capital L.L.C., its General Partner


                                   By:  /s/
                                      ---------------------------
                                      Name: John G. Quigly
                                      Title: Member

                           NAS PARTNERS I L.L.C.


                           By: /s/
                              -----------------------------
                              Name: John G. Quigley
                              Title:Member

                           HAROLD N. KAMINE
                           in his individual capacity

                               /s/
                           ---------------------------------
                           Harold N. Kamine

                           NEWCOURT COMMERCIAL FINANCE
                           CORPORATION


                           By: /s/
                              -----------------------------
                              Name: Charles Brown
                              Title:Vice President

                           FIRST UNION NATIONAL BANK


                           By:  /s/
                              -----------------------------
                              Name: Pearce Landry
                              Title:Vice President

                           CORESTATES HOLDINGS, INC.


                           By:  /s/
                              -----------------------------
                              Name: Tracey M. Chaffin
                              Title:Vice President

                           GENERAL ELECTRIC CAPITAL
                           CORPORATION


                           By:  /s/
                              -----------------------------
                              Name: Mark F. Mylon
                              Title:Manager - Operations